Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Torray Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Torray Fund for the period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Torray Fund for the stated period.

/s/Robert E. Torray Robert E. Torray President, The Torray Fund	/s/William M. Lane William M. Lane Treasurer, The Torray Fund
Dated: September 7, 2016	Dated: September 7, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Torray Fund for purposes of the Securities Exchange Act of 1934.